THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Precious Investments, Inc.

6% PROMISSORY NOTE

US $1,500,000 Toronto, Ontario

October 28, 2016

For good and valuable consideration, Precious Investments, Inc., a Nevada corporation, (“Maker”), hereby makes and delivers this 6% Promissory Note (this “Note”) in favor of Karrah, Inc., or its assigns (“Holder”), and hereby agrees as follows:

1.      Principal Obligation and Interest. For value received, Maker promises to pay to Holder at such other place as Holder may designate in writing, in currently available funds of US dollars, the principal amount of $1,500,000. Maker’s obligation under this Note shall accrue simple interest at the rate of 6.0% per year from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. Interest is payable in the Maker’s common stock.

2.      Payment Terms.

All principal and accrued interest then outstanding shall be due and payable by the Maker as follows:

                                      i.      From time to time at the Makers discretion; or

                                    ii.      In all other cases, thirty- six months from the issuance of this Note (such date, the “Maturity Date”).

3.      Prepayment. Maker has the right to prepay this Note.

4.      Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.       Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

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b.      The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound.

5.      Representations and Covenants of the Holder. The Maker has issued this Note in reliance upon the following representations and covenants of the Holder:

a.       Investment Purpose. This Note and any common stock which may be issued as payment hereunder are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

b.      Private Issue. The Holder understands (i) that this Note and any common stock which may be issued as payment hereunder are not registered under the Securities Act of 1933 (the “1933 Act”) or qualified under applicable state securities laws, and (ii) that the Maker is relying on an exemption from registration predicated on the representations set forth in this Section 8.

c.       Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

d.      Risk of No Registration. The Holder understands that if the Maker does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell any of the common stock issued as payment hereunder, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of this Note or any sale of common stock in the Maker which might be made by Holder in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

6.      Defaults. The following events shall be defaults under this Note:

a.       Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b.      Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in the Agreement if such failure is not cured in full within fifteen (15) days following delivery of written notice thereof from Holder to Maker;

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c.       If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.      The commencement of any action or proceeding which affects the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

e.       The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order un-stayed and in effect for a period of twenty (20) days; or

f.       Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

7.Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.       Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.      Pursue any other rights or remedies available to Holder at law or in equity.

8.                              Rules of Construction. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

9.                              Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

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10.                          Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

11.                          Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note.

12.                          Miscellaneous.

a.       This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.      Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.       Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.      This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.       Time is of the essence.

13.                          Notices. All notices required to be given under this Note shall be given to each of the parties at such address as a party may designate by written notice to the other party. Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

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14.                          Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

Precious Investments, Inc. “Maker”: By: /s/ Kashif Khan , President	Karrah, Inc. “Holder”: /s/Farrah Khan , President

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